UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 2, 2004

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


       Minnesota                  001-10898                    41-0518860
(State or other jurisdiction     (Commission                 (IRS Employer
     of incorporation)           File Number)            Identification Number)


          385 Washington Street                                   55102
          Saint Paul, Minnesota
(Address of principal executive offices)                        (Zip Code)

                                (651) 310-7911
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

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Item 12.  Results of Operations and Financial Condition.

On August 2, 2004, The St. Paul Travelers Companies, Inc. ("St. Paul Travelers") issued a press release announcing that it had concluded discussions with the Securities and Exchange Commission with respect to appropriate accounting for certain reserve adjustments. In this press release, St. Paul Travelers also announced preliminary financial results of the company. The press release is furnished as Exhibit 99.1 to this Report and is incorporated by reference in this Item 12.

In the attached press release, St. Paul Travelers discloses operating loss and operating loss per share. These are non-GAAP measures. In the opinion of St. Paul Travelers' management, these measures are meaningful indicators of operating results and should be read in conjunction with earnings and earnings per share on a GAAP basis. In particular, net realized investment gains or losses are significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. St. Paul Travelers' management uses these measures internally to evaluate performance against historical results and established financial targets on a consolidated basis.

As provided in General Instruction B.6 of Form 8-K, the information contained in this Item 12 and the exhibit attached as 99.1 to this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2004                 THE ST. PAUL TRAVELERS COMPANIES, INC.


                                     By:   /s/ Bruce A. Backberg
                                        --------------------------------------
                                        Name:   Bruce A. Backberg
                                        Title:  Senior Vice President

                                 EXHIBIT INDEX

Exhibit No.    Description

   99.1 Press Release dated August 2, 2004, reporting preliminary financial results